COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 16 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Series Trust II (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Variable Series Trust II, do hereby certify that we have authorized the renaming of Columbia Variable Portfolio – Large Core Quantitative Fund to Columbia Variable Portfolio - Disciplined Core Fund, Columbia Variable Portfolio – Cash Management Fund to Columbia Variable Portfolio- Government Money Market Fund, Variable Portfolio - Holland Large Cap Growth Fund to Variable Portfolio - Morgan Stanley Advantage Fund, Variable Portfolio - Invesco International Growth Fund to Variable Portfolio – Oppenheimer International Growth Fund, Variable Portfolio – Sit Dividend Growth Fund to Variable Portfolio - MFS® Blended Research® Core Equity Fund, Variable Portfolio – Victory Established Value Fund to Variable Portfolio – Victory Sycamore Established Value Fund (all effective May 1, 2016) and Variable Portfolio – Morgan Stanley Global Real Estate Fund to Variable Portfolio - CenterSquare Real Estate Fund (effective June 1, 2016) and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

Columbia Variable Portfolio - Balanced Fund

Columbia Variable Portfolio - Commodity Strategy Fund

Columbia Variable Portfolio - Core Equity Fund

Columbia Variable Portfolio - Disciplined Core Fund

Columbia Variable Portfolio - Dividend Opportunity Fund

Columbia Variable Portfolio - Emerging Markets Bond Fund

Columbia Variable Portfolio - Emerging Markets Fund

Columbia Variable Portfolio - Global Bond Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio - High Yield Bond Fund

Columbia Variable Portfolio - Income Opportunities Fund

Columbia Variable Portfolio - Intermediate Bond Fund

Columbia Variable Portfolio - Large Cap Growth Fund

Columbia Variable Portfolio - Large Cap Index Fund

Columbia Variable Portfolio - Limited Duration Credit Fund

Columbia Variable Portfolio - Managed Volatility Moderate Growth Fund

Columbia Variable Portfolio - Mid Cap Growth Fund

Columbia Variable Portfolio - Mid Cap Value Fund

Columbia Variable Portfolio – Select International Equity Fund

Columbia Variable Portfolio - Select Large - Cap Value Fund

Columbia Variable Portfolio - Select Smaller - Cap Value Fund

Columbia Variable Portfolio - Seligman Global Technology Fund

Columbia Variable Portfolio - U.S. Equities Fund

Columbia Variable Portfolio - U.S. Government Mortgage Fund

Variable Portfolio - Aggressive Portfolio

Variable Portfolio - American Century Diversified Bond Fund

Variable Portfolio - BlackRock Global Inflation-Protected Securities Fund

Variable Portfolio - CenterSquare Real Estate Fund

Variable Portfolio - Columbia Wanger International Equities Fund

Variable Portfolio - Conservative Portfolio

Variable Portfolio - DFA International Value Fund

Variable Portfolio - Eaton Vance Floating-Rate Income Fund

Variable Portfolio - J.P. Morgan Core Bond Fund

Variable Portfolio - Jennison Mid Cap Growth Fund

Variable Portfolio – Loomis Sayles Growth Fund

Variable Portfolio - MFS® Blended Research® Core Equity Fund

Variable Portfolio - MFS Value Fund

Variable Portfolio - Moderate Portfolio

Variable Portfolio - Moderately Aggressive Portfolio

Variable Portfolio - Moderately Conservative Portfolio

Variable Portfolio - Morgan Stanley Advantage Fund

Variable Portfolio - NFJ Dividend Value Fund

Variable Portfolio - Nuveen Winslow Large Cap Growth Fund

Variable Portfolio – Oppenheimer International Growth Fund

Variable Portfolio - Partners Small Cap Growth Fund

Variable Portfolio - Partners Small Cap Value Fund

Variable Portfolio - Pyramis® International Equity Fund

Variable Portfolio – TCW Core Plus Bond Fund

Variable Portfolio – Victory Sycamore Established Value Fund

Variable Portfolio - Wells Fargo Short Duration Government Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of April 19, 2016.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 16 to the Agreement and Declaration of Trust on April 19, 2016.

/s/ Kathleen A. Blatz	/s/ Catherine James Paglia
Kathleen A. Blatz	Catherine James Paglia

/s/ Edward J. Boudreau, Jr.	/s/ Leroy C. Richie
Edward J. Boudreau, Jr.	Leroy C. Richie

/s/ Pamela G. Carlton	/s/ Anthony M. Santomero
Pamela G. Carlton	Anthony M. Santomero

/s/ William P. Carmichael	/s/ Minor M. Shaw
William P. Carmichael	Minor M. Shaw

/s/ Patricia M. Flynn	/s/ Alison Taunton-Rigby
Patricia M. Flynn	Alison Taunton-Rigby

/s/ William A. Hawkins	/s/ William F. Truscott
William A. Hawkins	William F. Truscott

/s/ R. Glenn Hilliard
R. Glenn Hilliard

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109